SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              Comm Bancorp, Inc.
-----------------------------------------------------------------------------
            (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:

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          3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on
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               determined):

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          4)   Proposed maximum aggregate value of transaction:

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     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

               ---------------------------------------------

          2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------

          3)   Filing Party:

               ---------------------------------------------

          4)   Date Filed:

               ---------------------------------------------




NOTICE OF 2000
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT




                PLEASE COMPLETE, SIGN, DATE AND RETURN
                          YOUR PROXY PROMPTLY






                                   Friday, April 28, 2000
                                   10:30 A.M.
                                   Elk Mountain Ski Resort
                                   Route 374
                                   Union Dale, Pennsylvania





Comm Bancorp, Inc.
521 Main Street
Forest City, PA  18421
(570) 785-3181

WILLIAM F. FARBER, SR.
Chairman




March 29, 2000


Dear Stockholder:

You are cordially invited to join us at the 2000 Annual Meeting of Stockholders in Union Dale, Pennsylvania, on April 28, 2000.

Enclosed with this Proxy Statement are your voting instructions and the 1999 Annual Report.

At this meeting, we will vote on the matters described in the Proxy Statement. We know that it is not practical for many stockholders to attend the Annual Meeting in person. In addition, annual meetings are not the most efficient way to communicate with our stockholders. Therefore, we encourage you to visit our site on the Worldwide Web at http://www.combk.com for up-to-the-moment news about the Company. After the meeting, you are invited to enjoy a light luncheon.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to designate the proxies shown on the attached form to vote your shares.
Please complete, sign, date and return by mail the enclosed proxy form in the envelope provided.

I would like to take this opportunity to remind you that your vote is important.


                                        Sincerely,


                                        /s/ William F. Farber, Sr.
                                        --------------------------
                                        William F. Farber, Sr.
                                        Chairman





               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


DATE :  April 28, 2000
TIME :  10:30 A.M.
PLACE:  Elk Mountain Ski Resort
        Route 374
        Union Dale, Pennsylvania



MATTERS TO BE VOTED UPON:

1.   A proposal to fix the number of directors to be elected at thirteen;

2. A proposal to elect the nominees named in the attached proxy as directors to serve for a one-year term;

3. A proposal to ratify the appointment of Kronick Kalada Berdy & Co. as our independent auditors for the year 2000; and

4.   Any other matters that may properly come before the meeting.


YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE PROPOSALS TO FIX THE NUMBER OF DIRECTORS AT THIRTEEN, TO ELECT THE NOMINEES AS DIRECTORS AND TO APPOINT KRONICK KALADA BERDY & CO.

Stockholders who are holders of record of the Common Stock at the close of business on January 31, 2000, will be entitled to vote at the meeting. If you plan to attend the meeting, please indicate your wish by checking the box that appears on the proxy form.

IT WILL BE HELPFUL TO US IF YOU WILL READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY FORM, AND THEN VOTE BY PROMPTLY FILLING OUT, SIGNING AND DATING THE PROXY FORM AND RETURNING IT BY MAIL IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors



/s/William F. Farber Sr.
--------------------------
William F. Farber, Sr.                              Forest City, Pennsylvania
Chairman                                            March 29, 2000


                           TABLE OF CONTENTS

Page No.

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

* PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT THIRTEEN (ITEM 1 ON PROXY FORM)  2
* PROPOSAL TO ELECT THE NOMINEES AS DIRECTORS (ITEM 2 ON PROXY FORM). . . .   3
     Committees of the Board of Directors . . . . . . . . . . . . . . . . .   5
     Board of Directors' Compensation . . . . . . . . . . . . . . . . . . .   6

STOCK OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Stock Owned by Directors, Nominees and Executive Officers. . . . . . .   7
     Compliance with Section 16(a) of the Securities Exchange Act of 1934 .   7
     Voting Stock Owned by "Beneficial Owner" . . . . . . . . . . . . . . .   8

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . .   8
     Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .   9
     Estimated Retirement Benefits. . . . . . . . . . . . . . . . . . . . .  10
     Change in Control Agreements . . . . . . . . . . . . . . . . . . . . .  10
     Five-Year Performance Graph. . . . . . . . . . . . . . . . . . . . . .  11

INDEPENDENT AUDITORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
*    PROPOSAL TO RATIFY THE APPOINTMENT OF KRONICK KALADA BERDY & CO.
     (ITEM 3 ON PROXY FORM) . . . . . . . . . . . . . . . . . . . . . . . .  13

OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Transactions Involving the Company's Directors and Executive Officers   13
     No Significant Legal Proceedings . . . . . . . . . . . . . . . . . . .  13
     Other Proposed Action. . . . . . . . . . . . . . . . . . . . . . . . .  13
     Stockholder Proposals and Nominations for 2001 Annual Meeting. . . . .  14
     Additional Information Available . . . . . . . . . . . . . . . . . . .  14

-----------------
* Matters to be voted upon


                         QUESTIONS AND ANSWERS

____________________________________________________________________________
Q:    WHAT AM I VOTING ON?
A:    Three proposals.  Item numbers refer to item numbers on the proxy form.
      Item 1.  To fix the number of directors at thirteen.
      Item 2.  To elect the nominees as directors.
      Item 3. To ratify the appointment of Kronick Kalada Berdy & Co. as independent auditors of the Company for the year ending
               December 31, 2000.
____________________________________________________________________________
Q:    WHO CAN VOTE?
A: All stockholders of record at the close of business on January 31, 2000, are entitled to vote. Holders of the Company's Common Stock are entitled to a vote per share. Fractional shares, such as those in the dividend reinvestment plan, will be voted.
____________________________________________________________________________
Q:    HOW DO I VOTE FOR DIRECTORS?
A: Each share is entitled to cast a vote for each nominee. For example, if you can vote 100 shares, you can cast up to 100 votes for each nominee for director.
____________________________________________________________________________
Q:    WHO CAN ATTEND THE MEETING?
A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Upon arrival at the meeting, everyone is required to check in at the registration desk.
____________________________________________________________________________
Q:    HOW DO I VOTE?
A: You may cast your vote by completing, signing, dating and mailing the proxy form in the enclosed postage-paid envelope. By voting, you will authorize the individuals named on the proxy form, referred to as the proxies, to vote your shares according to your instructions.
____________________________________________________________________________
Q:    WHAT HAPPENS IF I DO NOT INDICATE MY PREFERENCE FOR ONE OF THE ITEMS?
A: If you leave Item 1 blank, the proxies will vote FOR the proposal to fix the number of directors at thirteen in number (Item 1). If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for Director (Item 2). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If you leave Item 3 blank, the proxies will vote FOR ratification of the appointment of Kronick Kalada Berdy & Co. (Item 3).
____________________________________________________________________________
Q:    WHAT IF I VOTE AND THEN CHANGE MY MIND?
A:    You can revoke your proxy by writing to us, by voting again via mail, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.
____________________________________________________________________________
Q:    WHAT CONSTITUTES A QUORUM?
A:    As of the record date, January 31, 2000, the Company had 2,017,034 shares of Common Stock outstanding.  The holders of Common Stock have the right to cast a total of 2,017,034 votes.  The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes, which all stockholders are entitled to cast, constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences by mail, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them.  If a broker holding your shares in "street" name indicates to us on a proxy form that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.
___________________________________________________________________________
Q:    IS MY VOTE CONFIDENTIAL?
A: Yes. Proxy forms, ballots and voting tabulations that identify individual stockholders are kept confidential except in certain circumstances where it is important to protect the interests of the Company and its stockholders. Generally, only the judge of election and the employees of the Company processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy form unless you ask that your name be disclosed to management.
___________________________________________________________________________
Q:    WHO WILL COUNT THE VOTES?
A: Employees of the Company will tabulate the votes and the judge of election will review their tabulation process.
___________________________________________________________________________
Q:    WHAT SHARES ARE INCLUDED IN THE PROXY FORM?
A: The shares listed on your form sent by the Company represent all the shares of Common Stock held in your name (as distinguished from those held in "street" name), including those held in the dividend reinvestment plan.  You will receive a separate proxy form or forms from your broker if you hold shares in "street" name.
___________________________________________________________________________
Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY FORM?
A:    It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names.  You should vote each of the proxy forms to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer and Trust Company, at 1-800-937-5449.
___________________________________________________________________________
Q:    HOW MUCH DID THIS PROXY SOLICITATION COST?
A: The Company solicits proxies from stockholders at an estimated cost of $250. (Note that this fee does not include the costs of printing and mailing the proxy statements.) Some of the officers and other employees of the Company also may solicit proxies personally, by telephone and by mail. The Company will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.
___________________________________________________________________________
Q:    WHOM CAN I CALL WITH ANY QUESTIONS?
A:    You may call Investor Relations at (570) 586-0377, extension 308.

                    BOARD OF DIRECTORS AND NOMINEES

       PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT THIRTEEN
                       Item 1 on Proxy Form

The Company desires to increase the number of directors from ten to thirteen. Directors are a source of strength to the Company's business. Directors assist in the generation of new business for the Company; serve on various administrative committees of our subsidiary bank, Community Bank and Trust Co. ("Community Bank"); and identify strategic opportunities for the development of new products and services and new delivery channels for our current products and services.

The increase of three directors will better distribute the administrative, marketing and strategic development tasks among the members of the Board of Directors.

REQUIRED VOTE

Article 12 of the Company's Amended Articles of Incorporation requires the exact number of directors to be fixed by a "majority of stockholders." Therefore, for purposes of this proposal, an affirmative vote of a majority of the issued and outstanding shares is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF DIRECTORS FROM TEN TO THIRTEEN. PROXIES SOLICITED FROM THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.







             PROPOSAL TO ELECT THE NOMINEES AS DIRECTORS
                        Item 2 on Proxy Form

The Company has ten directors. Each director holds office for a one-year term. Assuming the stockholders approve the proposal to increase the number of directors to be elected, the stockholders elect thirteen directors at this meeting. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the thirteen nominees for director. All of the nominees are recommended by the Board of Directors:

                             David L. Baker
                             Thomas M. Chesnick
                             William F. Farber, Sr.
                             Judd B. Fitze
                             John P. Kameen
                             William A. Kerl
                             Erwin T. Kost
                             William B. Lopatofsky
                             Robert A. Mazzoni
                             J. Robert McDonnell
                             Joseph P. Moore, III
                             Theodore W. Porosky
                             Eric G. Stephens

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if any nominee is unable to stand for election, the Board of Directors will designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND NOMINEES FOR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD OF DIRECTORS' COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.

The following information includes the age of each nominee as of January 31, 2000.

     DAVID L. BAKER, 54
     Director of the Company since 1988 and director of Community Bank and Trust Co. ("Community Bank") since 1993; President and Chief Executive Officer of the Company and Community Bank since 1995.

     THOMAS M. CHESNICK, 65
     Director of Community Bank since January 19, 2000. Retired. Vice President of Community Bank from 1995 to 1999.

     WILLIAM F. FARBER, SR., 62
     Director of the Company since 1983 and director of Community Bank since 1970; and Chairman of the Boards of Directors of the Company and Community Bank. Retired president of Farber's Restaurants.

     JUDD B. FITZE, 47
     Director of the Company since 1995 and director of Community Bank since 1993. Partner in Farr, Davis & Fitze, a law firm.

     JOHN P. KAMEEN, 58
     Director of the Company since 1983 and director of Community Bank since 1979; and Secretary of the Company and Community Bank. Publisher of the Forest City News.
     ------ ---- ----

     WILLIAM A. KERL, 63
     Director of Community Bank since 1997. President of Carbondale Concrete Company, Inc. and Kerl Coal, Oil & Trucking Company, Inc. Partner in Kerl Ice Company.

     ERWIN T. KOST, 56
     Director of the Company since 1997 and director of Community Bank since 1993. President of Kost Tire Distributors, Inc.

     WILLIAM B. LOPATOFSKY, 67
     Director of the Company since 1983 and director of Community Bank since 1982. Retired.

     ROBERT A. MAZZONI, 51
     Director of Community Bank since January 19, 2000. Partner in Mazzoni & Karam, a law firm.

     J. ROBERT MCDONNELL, 64
     Director of the Company since 1983 and director of Community Bank since 1979; and Vice President of the Company. President of McDonnell's Restaurant.

     JOSEPH P. MOORE, III, 48
     Director of Community Bank since January 19, 2000. President of J.J. Motors, Inc., an automobile dealership.

     THEODORE W. POROSKY, 52
     Director of the Company since 1997 and director of Community Bank since 1989. Owner of Porosky Lumber Company.

     ERIC G. STEPHENS, 48
     Director of the Company since 1988 and director of Community Bank since 1993. Auto Dealer, H.L. Stephens and Son, an automobile dealership.

REQUIRED VOTE

If the stockholders do not approve the proposal to fix the number of directors to be elected at thirteen, ten nominees will be elected who receive the ten highest numbers of votes.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ABOVE. ABSTENTIONS AND VOTES WITHHELD FOR DIRECTORS WILL HAVE THE SAME EFFECT AS VOTES AGAINST.





                COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has no standing committees. The following information is for committees of Community Bank. Appointments to these committees occurred January 19, 2000.

                                   EXECUTIVE                       ASSET/
NAME                    EXECUTIVE COMPENSATION AUDIT INVESTMENT LIABILITY LOAN TRUST MARKETING
----------------------------------------------------------------------------------------------
DAVID L. BAKER              X                                               X    X      X
----------------------------------------------------------------------------------------------
THOMAS M. CHESNICK                                                          X
----------------------------------------------------------------------------------------------
WILLIAM F. FARBER, SR.      X          X                  X          X      X
----------------------------------------------------------------------------------------------
JUDD B. FITZE                          X                  X          X           X
----------------------------------------------------------------------------------------------
JOHN P. KAMEEN              X          X                  X          X                  X
----------------------------------------------------------------------------------------------
WILLIAM A. KERL                                                             X           X
----------------------------------------------------------------------------------------------
ERWIN T. KOST                                     X                         X           X
----------------------------------------------------------------------------------------------
WILLIAM B. LOPATOFSKY                             X                              X
----------------------------------------------------------------------------------------------
ROBERT A. MAZZONI                                 X                         X
----------------------------------------------------------------------------------------------
J. ROBERT McDONNELL         X          X                  X          X      X
----------------------------------------------------------------------------------------------
JOSEPH P. MOORE, III                                      X          X
----------------------------------------------------------------------------------------------
JOSEPH P. MOORE, JR.        X                             X          X
----------------------------------------------------------------------------------------------
THEODORE W. POROSKY                                                         X
----------------------------------------------------------------------------------------------
ERIC G. STEPHENS            X          X                  X          X
----------------------------------------------------------------------------------------------


NUMBER OF MEETINGS

The Board of Directors met 12 times during 1999. All of the Company's directors attended 75% or more of all Board of Directors and Committee meetings of the Company and Community Bank during 1999.

EXECUTIVE COMMITTEE

The Executive Committee is responsible for exercising the authority of the Board of Directors in the intervals between the meetings of the Board of Directors so far as may be permitted by law.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible for reviewing salaries, compensation and personnel policies, and the fee structure for advisory boards and directors of the Company and Community Bank.

AUDIT COMMITTEE

The Audit Committee is responsible for the review and evaluation of the system of internal controls and corporate compliance with applicable rules, regulations and laws. The Audit Committee meets with Community Bank's internal auditor, outside independent auditors and senior management to review the scope of the internal and external audit engagements, the adequacy of the internal and external auditors, corporate policies to ensure compliance and significant changes in accounting principles.

INVESTMENT COMMITTEE

The Investment Committee is responsible for reviewing the investment portfolio with regard to the purchases and sales of securities, the schedule of maturities, and the portfolio's risk and return.

ASSET/LIABILITY COMMITTEE

The Asset/Liability Committee is responsible for making recommendations to the Board of Directors regarding the asset/liability functions.

LOAN COMMITTEE

The Loan Committee is responsible for reviewing commercial loans over $100,000 and consumer loans over $150,000. The full Board of Directors reviews all loans over $500,000.

TRUST COMMITTEE

The Trust Committee is responsible for reviewing the activities of the Trust Department.

MARKETING COMMITTEE

The Marketing Committee is responsible for reviewing the marketing strategies.


                  BOARD OF DIRECTORS' COMPENSATION

DIRECTORS' FEES

Directors' fees, paid only to directors who are not employees of the Company or Community Bank, are as follows:

    Monthly fee for service as Company director . . . . . . .  $  500
    Monthly fee for service as Community Bank director
     (except Chairman). . . . . . . . . . . . . . . . . . . .  $1,000
    Monthly fee for service as Community Bank Chairman. . . .  $3,500
    1999 year-end bonus fee to each Community Bank director .  $1,500

Company directors received in the aggregate in 1999 $54,000 in fees. Community Bank directors received in the aggregate in 1999 $186,000 in fees.




                           STOCK OWNERSHIP

THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES THE PERSONS OR ENTITIES THAT OWN MORE THAN 5% OF OUR VOTING STOCK.

      STOCK OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

This table indicates the number of shares of Common Stock owned by the directors, nominees for director and executive officers as of January 31, 2000. The aggregate number of shares owned by all directors, nominees for director and executive officers is 17.94%. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.


     NAME OF INDIVIDUAL       AMOUNT AND NATURE OF
   OR IDENTITY OF GROUP       BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
-------------------------------------------------------------------------
David L. Baker                     13,658.717                 ----
-------------------------------------------------------------------------
Thomas M. Chesnick (2)             26,377.544                 1.31%
-------------------------------------------------------------------------
William F. Farber, Sr.            184,020.000                 9.12%
-------------------------------------------------------------------------
Judd B. Fitze                      12,640.779                 ----
-------------------------------------------------------------------------
John P. Kameen                     20,391.552                 1.01%
-------------------------------------------------------------------------
William A. Kerl (2)                12,500.368                 ----
-------------------------------------------------------------------------
Erwin T. Kost                      10,080.114                 ----
-------------------------------------------------------------------------
William B. Lopatofsky              26,730.000                 1.33%
-------------------------------------------------------------------------
Robert A. Mazzoni (2)                 100.000                 ----
-------------------------------------------------------------------------
J. Robert McDonnell                33,581.183                 1.66%
-------------------------------------------------------------------------
Joseph P. Moore, III (2)              100.000                 ----
-------------------------------------------------------------------------
Theodore W. Porosky                 3,692.374                 ----
-------------------------------------------------------------------------
Scott A. Seasock (3)                4,185.480                 ----
-------------------------------------------------------------------------
Thomas E. Sheridan(3)               6,323.850                 ----
-------------------------------------------------------------------------
Eric G. Stephens                    7,409.653                 ----
-------------------------------------------------------------------------
All Directors, Nominees and
 Executive Officers of the
 Company as a group
 (9 Directors, 13 Nominees,
 6 Officers, 15 persons in
 total)                           361,791.614                17.94%

(1) Includes shares held (a) directly, (b) jointly with spouse, (c) by spouse, (d) jointly with various relatives, (e) by the transfer agent in the Company dividend reinvestment account, and (f) in various trusts.
(2) A nominee for director, not a current director.
(3) Executive Officer, not a director or nominee.



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Executive officers and directors and "beneficial owners" of more than ten percent of the Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market pursuant to Section 16(a).

We have reviewed the reports and written representations from the executive officers and directors. Based on this review, the Company believes that all filing requirements were met during 1999.


              VOTING STOCK OWNED BY "BENEFICIAL OWNER"

The following are the persons or entities known by the Company to own beneficially more than five percent of the Common Stock as of January 31, 2000.


  Name and Address              Number of Shares(1)         Percent of Class
----------------------------------------------------------------------------
Joseph P. Moore, Jr. (2)
400 Williamson Road
Gladwyne, PA  19035                 195,935.000                   9.71%
----------------------------------------------------------------------------
William F. Farber, Sr.
Crystal Lake Road
R.R. 1, Box 1281
Carbondale, PA  18407               184,020.000                   9.12%
----------------------------------------------------------------------------
(1) Includes shares held (a) directly and (b) in various trusts.
(2) Mr. Moore retired from the Company's Board of Directors effective
    January 1, 2000, due to the mandatory age requirement.


                       EXECUTIVE COMPENSATION

THIS SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR EXECUTIVE OFFICERS WHOSE SALARY AND BONUS EXCEEDED $100,000 FOR 1999. IT ALSO CONTAINS THE PERFORMANCE GRAPH COMPARING THE COMPANY'S PERFORMANCE RELATIVE TO ITS PEER GROUP AND THE REPORT OF OUR EXECUTIVE COMPENSATION COMMITTEE EXPLAINING THE COMPENSATION PHILOSOPHY FOR OUR MOST HIGHLY PAID OFFICERS.


                     SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                         -----------------------------
                          ANNUAL COMPENSATION                AWARDS       PAYOUTS
--------------------------------------------------------------------------------------
                                           OTHER ANNUAL           RESTRICTED  LTIP      ALL OTHER
                            SALARY  BONUS  COMPENSTAION  OPTIONS    STOCK    PAYOUTS   COMPENSATION
 NAME AND POSITION   YEAR    ($)     ($)      ($)(1)       (#)       (#)       ($)          ($)
----------------------------------------------------------------------------------------------------
David L. Baker       1999  116,619  19,400    2,179        -0-       -0-       -0-          -0-
President and Chief  1998  116,151  19,400    3,245        -0-       -0-       -0-          -0-
Executive Officer    1997  111,401  18,700    3,346        -0-       -0-       -0-          -0-
of the Company and
Community Bank
----------------------------------------------------------------------------------------------------
Scott A. Seasock     1999   94,345  11,400    1,696        -0-       -0-       -0-          -0-
Senior Vice          1998   92,486  11,400    2,453        -0-       -0-       -0-          -0-
President and Chief  1997   88,953  10,700    2,281        -0-       -0-       -0-          -0-
Financial Officer
of the Company and
Community Bank
----------------------------------------------------------------------------------------------------
(1)  Represents the contribution Community Bank made on behalf of Messrs. Baker and Seasock pursuant to the profit sharing plan.  Aggregate perquisites and other personal benefits were less than
     10.0 percent of the salary and bonus reported, and therefore, need not be presented.


                       EXECUTIVE COMPENSATION

Executive compensation for the officers of the Company and Community Bank is determined by the Executive Compensation Committee of Community Bank's Board of Directors. Salaries and bonuses for the executive officers are reviewed annually. All executive compensation is paid by Community Bank to the applicable executive.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Board of Directors is responsible for the governance of the Company and Community Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Company's stockholders, customers and the communities served by the Company and Community Bank. To accomplish the strategic goals and objectives of the Company, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Company's strategic mission. Community Bank provides compensation to the employees of the Company and the Community Bank.

The fundamental philosophy of the Company's and Community Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The objective of the Executive Compensation Committee is to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Company, the results of which will be improved profitability, increased dividends to our stockholders and subsequent appreciation in the market value of our stock.

The compensation of the Company's and Community Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by this committee include the Chief Executive Officer and all other executive management. As a guideline for review in determining base salaries, this committee uses information composed from a Pennsylvania bank peer group. This bank peer group is different than the peer group utilized for the performance chart. Pennsylvania peer group banks have been utilized because of common industry issues and competition for the same executive talent group.

EXECUTIVE COMPENSATION

The Board of Directors has determined that the 1999 compensation for the President and Chief Executive Officer of $136,019 and the Senior Vice President and Chief Financial Officer of $105,745 were appropriate in light of the Company's 1999 performance accomplishments. There is no direct correlation, however, between such compensation and the Company's performance, nor is there any weight given by the Committee to any specific individual criteria. Such 1999 compensation was based on the Committee's subjective determination after review of all information that it deemed relevant.

EXECUTIVE OFFICERS

Compensation for the Company's and Community Bank's executive officers is determined by the Executive Compensation Committee based on its subjective analysis of the individual's contribution to the Company's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers the Company's performance as measured by, among numerous other factors, the following: (i) earnings; (ii) revenues;
(iii) return on assets; (iv) return on equity; (v) market share; (vi) total assets; and (vii) non-performing loans. Although the performance and increases in compensation are measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in this committee's analysis. The determination by this committee is subjective after review of all information, including the above, it deems relevant.

Total compensation opportunities available to the employees of the Company and Community Bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the Company's success. Individuals are reviewed annually on a calendar year basis. The Company strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry.
Through these compensation policies, the Company strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

          Submitted by the Executive Compensation Committee
          -------------------------------------------------

                       William F. Farber, Sr.
                            Judd B. Fitze
                           John P. Kameen
                         J. Robert McDonnell
                          Eric G. Stephens

                    ESTIMATED RETIREMENT BENEFITS

Community Bank has a profit sharing plan, which covers all employees who have completed 1,000 hours of service, attained twenty-one (21) years of age and have been employed by Community Bank for at least one year. Normal retirement age is sixty-five (65). The normal retirement benefit is the accumulated account balance of annual contributions, investment income and forfeitures. The annual contribution is determined by the Board of Directors each year. Contributions are allocated to each participant based on a pro-rata share of compensation covered under the plan. Investment income is allocated to each participant based on a pro-rata share of the account balances accumulated at the beginning of the year. Forfeitures are allocated to each participant based on a pro-rata share of compensation covered under the plan. If a participant separates from service prior to retirement, the participant will be entitled to a portion of the profit sharing account based on years of service according to the following schedule:

                           Years of Service    Vested Interest
                             Less than 1              0%
                                  1                  10%
                                  2                  20%
                                  3                  30%
                                  4                  40%
                                  5                  60%
                                  6                  80%
                              7 or more             100%


A participant is always one hundred percent (100%) vested in pension plan transferred balances.

During 1999, $45,754 was allocated among the participants' accounts for the plan. The amount contributed by Community Bank in 1999 to the plan for Mr. Baker was $2,179 and Mr. Seasock was $1,696. Both Messrs. Baker and Seasock had thirteen (13) years of credited service under the plan.

                    CHANGE IN CONTROL AGREEMENTS

The Company entered into agreements with David L. Baker, President and Chief Executive Officer, Thomas E. Sheridan, Senior Vice President and Chief Operations Officer, and Scott A. Seasock, Senior Vice President and Chief Financial Officer, to provide these key officers with a reasonable degree of financial security after the occurrence of a change in control of the Company.

These agreements contain the following principal features:

- during the 24 months following a change in control of the Company, if the officer is terminated "without good cause" or "constructively terminated," as these terms are defined in the agreement, then the Company (or its successor) shall:

   -- pay, in a lump sum or in 24 equal monthly installments, to the terminated officer an amount equal to two times his highest annual base salary rate during the 5-year period ending on the date of termination;

   -- continue to provide the terminated officer and his dependents for a period of 24 months after the date of termination all health programs or their substantial equivalent at a cost to the terminated officer not exceeding the equivalent cost of coverage to senior management employees of the Company;

   -- pay any additional monies to the terminated officer to place him in the same after-tax position if there is imposed any excise tax as a result of the amount of these payments; and

   -- continue, for a 6-year period, to provide indemnification protection under the Company's Amended Articles of Incorporation and Bylaws and coverage under director's and officer's liability and fiduciary liability insurance policies.

-  under these agreements, a change in control means:

   -- acquisition of 25% or more of the voting power of all outstanding stock by a person or group of persons;

   -- combination of the Company into another entity in which the Company's stockholders do not hold at least 50% of the voting power of the outstanding stock after the combination;

   -- nomination and election of 50% or more of the members of the Board without the recommendation of the Board; or

   --   the sale of Community Bank to another financial institution.

                     FIVE-YEAR PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price change and assuming reinvestment of dividends, with the cumulative total return of the index for The NASDAQ Stock Market (US Companies) and the index for Mid-Atlantic Bank Stocks (Delaware, Maryland, New Jersey, New York, Pennsylvania and Washington, D.C. Companies) during the five-year period ended December 31, 1999. The stockholder return shown on the graph and table below is not necessarily indicative of future performance. The Company's Common Stock began trading on The NASDAQ Stock Market under the symbol "CCBP" on June 17, 1996. Prior to that date, the Company's Common Stock was quoted on the Over-the-Counter Electronic Bulletin Board Interdealer System.




                                      1994   1995   1996   1997   1998   1999
                                      ----   ----   ----   ----   ----   ----
--------- Comm Bancorp, Inc. . . . .  100.0  106.6  202.5  280.4  226.7  320.7
-- - - -- Total Returns Index
          for The NASDAQ
          Stock Market
          (US Companies) . . . . . .  100.0  141.3  173.9  213.1  300.3  542.4
- - - - - Total Returns Index
          for Mid-Atlantic
          Bank Stocks  . . . . . . .  100.0  160.0  229.7  326.4  361.9  459.8


                       INDEPENDENT AUDITORS

  PROPOSAL TO RATIFY THE APPOINTMENT OF KRONICK KALADA BERDY & CO.
                        Item 3 on Proxy Form

Kronick Kalada Berdy & Co., Certified Public Accountants, have audited the consolidated financial statements of the Company and Community Bank for many years, and the Board of Directors has appointed them for 2000. From time to time Kronick Kalada Berdy & Co. also performs consulting work for the Company. The firm has no other relationship with the Company or Community Bank except the existing professional relationship as certified public accountants. The Audit Committee and the Board of Directors believe that Kronick Kalada Berdy & Co.'s long-term knowledge of the Company and Community Bank is valuable to the Company. Representatives of Kronick Kalada Berdy & Co. have direct access to members of the Audit Committee and regularly attend their meetings.

A representative of Kronick Kalada Berdy & Co. will attend the meeting and will have the opportunity to make a statement if he desires to do so. This representative will also be available to respond to appropriate questions.

REQUIRED VOTE

The proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF KRONICK KALADA BERDY & CO. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                          OTHER INFORMATION

THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU VOTE.

TRANSACTIONS INVOLVING THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

The Company encourages its directors and executive officers to have banking and financial transactions with Community Bank. All of these transactions are made on comparable terms and with similar interest rates as those prevailing for other customers.

The total consolidated loans made by the Company at December 31, 1999, to its directors and officers as a group, members of their immediate families and companies in which they have a 10% or more ownership interest was $4.1 million or 11.7% of the Company's total consolidated capital accounts. The largest amount for all of these loans in 1999 was $4.2 million or 11.7% of the Company's total consolidated capital accounts. During 1999, advances and repayments on these loans were $3.5 million and $3.1 million, respectively. These loans did not involve more than the normal risk of collectibility nor did they present other unfavorable features.

                  NO SIGNIFICANT LEGAL PROCEEDINGS

The Company and Community Bank are not parties to any legal proceedings that could have any significant effect upon the Company's financial condition or income. In addition, the Company and Community Bank are not parties to any legal proceedings under federal and state environmental laws.

                        OTHER PROPOSED ACTION

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

        STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2001 ANNUAL MEETING

Stockholder proposals for the 2001 Annual Meeting must be received by November 24, 2000, to be considered for inclusion in the Company's 2001 Proxy Statement. Stockholder proposals for the 2001 Annual Meeting for which the proponents do not desire them to be included in the Company's
2001 Proxy Statement must be received by February 14, 2001. Such proposals should be addressed to the Secretary. Under the Company's Bylaws, notice of any stockholder nomination for director must be given by mail or by personal delivery to the Secretary no later than 60 days in advance of the meeting. Stockholders wishing to make nominations should contact the Secretary as to information required to be supplied in such otice.

                  ADDITIONAL INFORMATION AVAILABLE

THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. STOCKHOLDERS MAY OBTAIN A PAPER COPY OF THIS REPORT (WITHOUT EXHIBITS), WITHOUT CHARGE, BY WRITING TO SCOTT A. SEASOCK, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, COMM BANCORP, INC., 521 MAIN STREET, FOREST CITY, PA 18421; TELEPHONE:
(570) 586-0377.

IN ADDITION, A COPY OF THE ANNUAL DISCLOSURE STATEMENT OF COMMUNITY BANK MAY BE OBTAINED, WITHOUT CHARGE, FROM SCOTT A. SEASOCK.

By order of the Board of Directors



/s/ William F. Farber, Sr.
--------------------------
William F. Farber, Sr.
Chairman

Forest City, Pennsylvania
March 29, 2000



                                PROXY
     ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2000
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Scott A. Seasock and Thomas E. Sheridan and each or any of them, Proxies of the undersigned, with full power of substitution, to vote all of the shares of Comm Bancorp, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Elk Mountain Ski Resort, Route 374, Union Dale, Pennsylvania 18470, on Friday, April 28, 2000, at 10:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.    PROPOSAL TO FIX THE NUMBER OF DIRECTORS TO BE ELECTED AT THIRTEEN.

                                 FOR                 AGAINST
                            ----                 ----
      The Board of Directors recommends a vote FOR this proposal.

2.    PROPOSAL TO ELECT THE NOMINEES AS DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

              FOR ALL NOMINEES LISTED BELOW             WITHHOLD AUTHORITY - to
          ----                                      ----
              (except as marked to the contrary         vote for all nominees
               below)                                   listed below

         (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
          NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

David L. Baker, Thomas M. Chesnick, William F. Farber, Sr., Judd B. Fitze, John P. Kameen, William A. Kerl, Erwin T. Kost, William B. Lopatofsky,
Robert A. Mazzoni, J. Robert McDonnell, Joseph P. Moore, III.,
Theodore W. Porosky, Eric G. Stephens
_____________________________________________________________________________
3. PROPOSAL TO RATIFY THE APPOINTMENT OF KRONICK KALADA BERDY & CO. AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

                                 FOR                 AGAINST
                             ----                ----

       The Board of Directors recommends a vote FOR this proposal.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1 AND 3.

                                       Dated:    ______________________, 2000

Number of Shares Held of Record on               ______________________
January 31, 2000 - _______________
                                       ____________________________________
                                       Signature(s)                  (Seal)

         Please check this box if you plan to attend the Annual Meeting.
    ----
         If so, number attending:  __________

THIS PROXY MUST BE DATED AND SIGNED BY THE STOCKHOLDER. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.